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                                                                    Exhibit 23.2

                 [HMC LAW DEPARTMENT LETTERHEAD APPEARS HERE]



                                       April 15, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549



           Re: Host Marriott Corporation Non-Employee
               Directors Deferred Stock Compensation
               Plan:  Registration on Form S-8
               --------------------------------------


Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Host Marriott Corporation, a Delaware corporation (the "Company"), to be filed on or about April 15, 1996, with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed offering by the Company to certain of its non-employee directors of 100,000 shares of the Company's common stock, $1.00 par value per share (the "Shares") under the Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan"), you have asked for my opinion as to the validity of the shares.

          In my capacity as Associate General Counsel for the Company, I am familiar with and have reviewed (1) the Company's Certificate of Incorporation and its by-laws, in each case as amended as of the date hereof, (2) the Registration Statement, including the exhibits thereto, (3) the materials maintained by the Company as Part I of the Registration Statement, (4) the Proxy Statement dated April 3, 1995, seeking Company shareholder approval of the Plan, and (5) resolutions of the board of directors of the Company approving the issuance of the Shares under the Plan. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate papers and instruments, as I have deemed appropriate to determine the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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Securities and Exhcange Commission
April 15, 1996
Page 2

          Subject to the foregoing and the other matters set forth herein, it is my opinion that upon issuance the Shares will be duly and validly authorized and, when sold pursuant to the offering contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          I consent to your filing this opinion as an exhibit to the Registration Statement.


                                   By:    /s/ Christopher G.Townsend
                                          --------------------------
                                          Christopher G. Townsend

                                   Title: Senior Vice President,
                                          Corporate Secretary &
                                          Deputy General Counsel